UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

CHINA AUTO LOGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34393	98-065797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, Tong Shiping resigned as a Director and Officer of China Auto Logistics Inc. (the “Company”). Mr. Shiping was the Chief Executive Officer, President and Chairman of the Board.

On June 29, Xinwei Wang resigned as a Director and Officer of the Company. Ms. Wang was the Chief Financial Officer, Treasurer, Vice President and a Director.

On June 30, Jun Yu resigned as a Director and Officer of the Company. Ms. Yu was the Senior Vice President and a Director.

The foregoing Directors and Officers of the Company resigned as a result of a police investigation (the “PRC Investigation”) initiated by certain employees of the Company in The People’s Republic of China alleging violations of data privacy and unlawful forfeiture of personal electronics and email accounts arising out of the requests of the Audit Committee and its legal advisor in connection with the internal investigation disclosed in a Current Report on Form 8-K filed on April 10, 2018. The Company has responded to the PRC Investigation, which it now believes is moving onto the legal advisor handling the internal investigation on behalf of the Audit Committee of the Board of Directors.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2018

CHINA AUTO LOGISTICS INC.

By:	/s/ Lv Fuqi
Name:	Lv Fuqi
Title:	Director

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